NEWS RELEASE

FOR IMMEDIATE RELEASE

Synalloy Corporation Announces First Quarter Results

Spartanburg, South Carolina, April 21, 2005...Synalloy Corporation (Nasdaq:SYNL), a producer of specialty chemicals, pigments, stainless steel pipe, vessels and process equipment, announces for the first quarter of 2005, net earnings from continuing operations of $1,497,000, or $.25 per share, on a 21% sales increase to $32,734,000. This compares to net earnings from continuing operations of $727,000, or $.12 per share, in 2004's first quarter. The Company recorded net losses from discontinued operations of $40,000, or $.01 per share, and $62,000, or $.01 per share, for the first quarter of 2005 and 2004, respectively. As a result, the Company earned $1,457,000, or $.24 per share, in the first quarter of 2005 compared to earning $665,000, or $.11 per share, in the first quarter of 2004.

Specialty Chemicals Segment

Sales in the Specialty Chemicals Segment were up 22% in the first quarter of 2005 from the first quarter of 2004. Operating income was $748,000 and $663,000 for the first quarter of 2005 and 2004, respectively. The 13% increase in operating income in 2005 resulted primarily from the increase in sales as all three locations experienced improvements in sales and profits for the quarter as compared to the same quarter last year. As discussed in previous quarters, the Segment has introduced a new line of fire retardant chemicals and began receiving orders of the products at the end of the first quarter of 2005. Applications for this new line of chemicals include mattresses, furniture and home appliances, which are subject to proposed Federal fire retardant regulations that we believe will become effective in early 2006. Regulations already exist in California requiring mattress manufacturers to utilize fire retardant products that conform to the new regulations in their production process which began January 1, 2005. Qualifications of our products continue to have good success in each of the applications. In addition, our products offer a safer alternative to the use of certain compounds used in products currently servicing these industries. Management continues to expect the demand for fire retardant products to ramp up in the second half of 2005 and grow into significant volumes by the end of 2005. This Segment's business tends to be impacted by general economic conditions, and assuming no significant downturn in the general economy, management expects this Segment to continue to operate profitably going forward.

Metals Segment

Dollar sales increased 20% for the first quarter of 2005 from the same quarter a year earlier. The increase resulted from 61% higher average selling prices partially offset by 26% lower unit volumes. Operating income doubled to $2,149,000 for the first quarter of 2005 compared to the same quarter last year. Surcharges paid on stainless steel raw materials increased about 50% in the quarter compared to 2004's first quarter. The Segment was able to pass through most of these cost increases which accounted for most of the increase in selling prices. Commodity pipe sales contributed to the decline in lower unit volumes from the first quarter of 2004, however, unit volumes were about 40% higher than 2004's third and fourth quarter amounts. The unit decline was partially offset by higher margin specialty alloy sales which increased for the sixth consecutive quarter. Because of the steadily increasing raw material and selling prices experienced in the quarter, the Segment generated higher profits from selling lower cost inventories which, coupled with the increase in special alloy sales, contributed to the significant profit improvement experienced for the quarter compared to the same period last year. Piping systems generated an operating profit in the first quarter compared to a loss experienced in the first quarter of 2004. Piping systems' backlog as of the end of the first quarter of 2005 was $12,900,000 compared to a $11,700,000 backlog at the end of the first quarter of 2004. Although market conditions in this Segment continue to be very competitive, sales activity, pricing and unit volumes for commodity pipe have continued to improve over the past several quarters. Management remains optimistic about the current conditions that exist in the commodity pipe and specialty alloy markets. The Segment has been successful in penetrating new markets, such as projects in the LNG industry, where management believes there is significant growth potential. If piping systems can continue to generate sufficient volume through its operations, and demand for piping continues at it current level, management believes this Segment will continue to operate profitably.

Other Items

At the end of 2004, the Company sold certain of the assets associated with the Blackman Uhler, LLC dye business effective January 31, 2005. The sale has been completed and relevant operations were transferred to the purchaser by the end of the first quarter of 2005. The operations of the Colors Segment are being reported as discontinued operations and the loss reported for the first quarter came primarily from payments of severance to terminated employees.

For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Form 10-Q includes and incorporates by reference "forward-looking statements" within the meaning of the securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "anticipate," "plan" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, the impact of competitive products and pricing, product demand and acceptance risks, raw material and other increased costs, customer delays or difficulties in the production of products, unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk, inability to comply with covenants and ratios required by our debt financing arrangements and other risks detailed from time-to-time in Synalloy's Securities and Exchange Commission filings. Synalloy Corporation assumes no obligation to update the information included in this Form 10-Q.

Contact: Greg Bowie at (864) 596-1535
SYNALLOY CORPORATION COMPARATIVE ANALYSIS

	THREE MONTHS ENDED
	Apr 2, 2005	Apr 3, 2004
	-----------------------	---------------------
Net sales
Specialty Chemicals Segment	$11,520,000	$9,434,000
Metals Segment	21,214,000	17,611,000
	-----------------------	---------------------
	$32,734,000	$27,045,000
Operating income
Specialty Chemicals Segment	748,000	663,000
Metals Segment	2,149,000	1,075,000
	-----------------------	---------------------
	2,897,000	1,738,000
Unallocated expenses
Corporate	529,000	349,000
Interest and debt expense	234,000	271,000
Other (income) expense	(9,000)	-
	-----------------------	---------------------
Income from continuing
operations before income taxes	2,143,000	1,118,000

Provision for income taxes	646,000	391,000
	-----------------------	---------------------
Net income from
continuing operations	1,497,000	727,000
Net loss from
discontinued operations	(40,000)	(62,000)
	-----------------------	---------------------
Net income	$1,457,000	$665,000
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Net income (loss) per basic and diluted common share:
Continuing operations	$.25	$.12
Discontinued operations	($.01)	($.01)
	-----------------------	---------------------
Net income	$.24	$.11
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Average shares outstanding
Basic	6,026,037	5,989,304
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Diluted	6,168,434	6,066,061
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Backlog-Piping Systems & Process Equipment	$12,900,000	$11,700,000
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Balance Sheet	Apr 2, 2005	Jan 1, 2005
Assets	-----------------------	---------------------
Cash and sundry current assets	$1,286,000	$1,490,000
Accounts receivable, net	20,142,000	14,471,000
Inventories	22,090,000	26,350,000
Current assets of discontinued operations	199,000	5,383,000
	-----------------------	---------------------
Total current assets	43,717,000	47,694,000
Property, plant and equipment, net	18,108,000	18,229,000
Other assets	5,271,000	5,279,000
	-----------------------	---------------------
Total assets	$67,096,000	$71,202,000
	=============	============
Liabilities and shareholders' equity
Accounts payable	$7,594,000	$8,086,000
Accrued expenses	3,728,000	3,171,000
Current liabilities of discontinued operations	227,000	1,349,000
	-----------------------	---------------------
Total current liabilities	11,549,000	12,606,000
Long-term debt, less current portion	16,656,000	21,205,000
Other long-term liabilities	3,462,000	3,461,000
Shareholders' equity	35,429,000	33,930,000
	-----------------------	---------------------

Total liabilities & shareholders' equity	$67,096,000	$71,202,000
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